Rule 10f-3 Transaction Exhibit
Nuveen California Investment Quality Municipal Fund, Inc.
FILE #811-6177
ATTACHMENT 77O

<c>TRADE DATE
<c>DESCRIPTION OF SECURITY
<c>ISSUE SIZE
<c>AMOUNT PURCHASED
<c>LIST OF UNDERWRITERS
<c>NAME OF AFFILIATED BROKER-DEALER
3/7/08
Puerto Rico Aqueduct and Sewer Authority Revenue Bonds, Series A (Senior Lien)
$1,326,985,481.60
$0.00
Citigroup Global Markets, Inc.
Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
Banc of America Securities LLC
BBVARP MSD
Eurobank MSD
Goldman, Sachs & Co.
Lehman Brothers
Loop Capital Markets
Oppenheimer & Co.
Oriental Financial Services
Popular Securities, Inc.
RBC Capital Markets
Ramirez & Co., Inc.
Santander Securities
Scotia Capital USA
TCM Capital Inc.
UBS Securities LLC
Wachovia Bank, National Association
Merrill Lynch & Co.
J.P. Morgan Securities Inc.
DEPFA First Albany Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
8/6/08
Bay Area Toll Authority San Francisco Bay Area Toll Bridge Revenue Bonds 2008 Series F-1
$709,970,000
$3,839,706.00
Citigroup Global Markets, Inc.
Merrill Lynch & Co.
J.P. Morgan Securities Inc.
Lehman Brothers
Morgan Stanley & Co. Incorporated
Stone & Youngberg LLC
Banc of America Securities LLC
B.J. De La Rosa & Co., Inc.
Goldman, Sachs & Co.
Siebert Brandford Shank & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated